                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  July 1, 1998
                Date of Report (Date of earliest event reported)

                       TRANSACTION NETWORK SERVICES, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                           0-23856              54-1555332
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation or organization)        File No.)        Identification No.)

                1939 Roland Clarke Place, Reston, Virginia 20191
              (Address of principal executive offices and zip code)

                                 (703) 453-8300
              (Registrant's telephone number, including area code)

Item 2.           Acquisition or Disposition of Assets.

On July 1, 1998, Transaction Network Services, Inc. (the "Company") acquired subtatantially all of the assets and assumed certain liabilities (composed principally of trade payables) of OmniLink Communications Corporation ("OmniLink"), a Michigan corporation. The consideration paid to OmniLink after arm's-length negotiations was $2.5 million, composed of (a) approximately $600,000 in cash paid by the Company and (b) approximately $1.9 million by cancellation of OmniLink promissory notes payable to the Company in the outstanding principal amount of $1.8 million (the "Notes") and approximately $100,000 in accrued interest. The terms of the acquisition also include a royalty payment from the Company to OmniLink of up to approximately 5% per unit based upon future OmniLink product sales. The royalty agreement will terminate upon the earlier of the date that OmniLink has received royalties aggregating $5,000,000 or June 30, 2001.

                  Prior to the acquisition, OmniLink developed, manufactured and marketed modems for electronic commerce, Internet access, telecommuting and advanced office communications. The Company intends to continue to devote the acquired OmniLink assets to these lines of business for the forseeable future. The Company has also transferred certain recently acquired proprietary technology to OmniLink for further development and integration into the OmniLink modems; this development effort is intended to support the Company's strategy to offer dial-up ISDN access services to both domestic and international customers who have traditionally relied upon more expensive leased line communications to process transactions originated at both point-of-sale (POS) locations as well as automated teller machines (ATMs).

                  In November 1997, the Company loaned OmniLink $500,000, and in 1998, the Company loaned OmniLink an additional $1,025,000. Interest accrued at 13% and the Notes were to mature in November 1998. In connection with these loans the Company received the exclusive European distribution rights to OmniLink's products used in connection with the provision of POS and ATM services. A limited partnership (the "Partnership"), controlled by the Company's Chief Executive Officer, and a venture capital firm, one of whose managing partners is also a director of the Company, are each minority shareholders of OmniLink and are holders of subordinated notes issued by OmniLink. The Partnership also guaranteed OmniLink's payment of the notes payable to the Company.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)       Financial Statements of Business Acquired.

          The required financial statements for OmniLink are not available and will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b)       Pro Forma Financial Information.

          The required pro forma financial information will be filed at the time the required financial statements for OmniLink are filed.

(c )              Exhibits.

                  Asset Purchase Agreement dated July 1, 1998 by and between Transaction Network Services, Inc. and OmniLink Communications Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANSACTION NETWORK SERVICES, INC.

Dated:  July 15, 1998                 By:   /s/ Thaddeus G. Weed
                                            --------------------
                                            Thaddeus G. Weed
                                            Chief Financial Officer